UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 17, 2023

FIRST FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Commission File Number: 0-16759

Indiana	35-1546989
(State or other jurisdiction	(I.R.S. Employer
incorporation or organization)	Identification No.)

One First Financial Plaza, Terre Haute, IN	47807
(Address of principal executive office)	(Zip Code)

(812) 238-6000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.125 per share	THFF	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 20, 2023, First Financial Corporation (the “Corporation”) announced that Norman D. Lowery will succeed Norman L. Lowery, the current Chairman, President and Chief Executive Officer of the Corporation and First Financial Bank N.A. (the “Bank”), as President and Chief Executive Officer of both entities, effective January 1, 2024. On that date, Mr. Norman L. Lowery will cease to be President and Chief Executive Officer but remain as an employee and officer in the capacity of Executive Chairman of the Board of the Corporation and Bank. Norman D. Lowery is currently a Senior Vice President and Chief Operating Officer of the Corporation and the Bank, a position he will continue to hold until he assumes the role of President and Chief Executive Officer on January 1, 2024. Mr. Norman D. Lowery is also a member of the board of directors of the Corporation and Bank.

To facilitate the leadership transition, on October 20, 2023 the Corporation and Bank entered into a new employment agreement with Mr. Norman L. Lowery providing for his service as Executive Chairman from January 1, 2024 through December 31, 2024 (unless mutually extended) and thereafter as non-executive Chairman of the Board of the Corporation and Bank. Pursuant to the new employment agreement (which replaces his prior agreement), (i) the terms of Mr. Norman L. Lowery's employment and compensation as President and Chief Executive Officer remain unchanged through December 31, 2023; and (ii) during his service as Executive Chairman, Mr. Norman L. Lowery will have a base salary of $600,000, a target annual short-term incentive opportunity of 33% of base salary and an annual target long-term incentive opportunity of 60% of such base salary. The employee restrictive covenants, benefits, insurance coverage and fringe, post-employment and severance benefits under Mr. Norman L. Lowery’s prior employment agreement are continued under the new employment agreement, provided that the amount of any cash severance benefits which may become payable during 2024 will be based on his compensation as Executive Chairman.

At the conclusion of Mr. Norman L. Lowery’s service as Executive Chairman, he will retire from employment but remain a director and serve in the role of non-executive Chairman of the Board of the Corporation and Bank. In the non-executive Chairman role, he will be entitled to receive standard director compensation and a separate retainer for service as Chairman, in each case in amounts determined by the Board of Directors and aligned with market practice.

The foregoing description of the new employment agreement with Norman L. Lowery is qualified in its entirety by the terms and conditions of such document, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

In connection with his promotion to President and CEO, the Corporation and Bank have entered into a new employment agreement with Mr. Norman D. Lowery, replacing his prior employment agreement. Pursuant to the new employment agreement (i) the terms of Mr. Norman D. Lowery's employment and compensation as a Senior Vice President and Chief Operating Officer remain unchanged through December 31, 2023; and (ii) effective January 1, 2024, Mr. Norman D. Lowery will receive a base salary of $650,000 and have a target annual short-term incentive opportunity of 60% of base salary and an annual target long-term incentive award opportunity in the amount of 80% of base salary. He will continue to be subject to the same restrictive covenants and will receive the employee benefits, insurance coverage, fringe and severance benefits as provided under the prior employment agreement, except that a multiplier of 2.99 will be applicable to change in control severance benefits.

The foregoing description of the new employment agreement with Norman D. Lowery is qualified in its entirety by the terms and conditions of such document, which is filed as Exhibit 10.2 to this Current Report on Form 8-K.

Additional information relating to the background and business experience for each of Messrs. Norman D. Lowery and Norman L. Lowery is set forth in the Corporation’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on March 17, 2023 (the “Definitive Proxy Statement”), under “Proposal 1: Election of Directors – Name, Age, Principal Occupation(s) and Business Experience,” which information is incorporated herein by reference.

Information relating to the terms of the prior employment agreements for each of Messrs. Norman L. Lowery and Norman D. Lowery is also set forth in the Definitive Proxy Statement under “Executive Compensation—Employment Agreements.”

There are no arrangements or understandings between Mr. Norman D. Lowery and any other persons pursuant to which he was appointed as President and Chief Executive Officer, or elected as a director, of the Corporation and Bank. Mr.

Norman D. Lowery is the son of Mr. Norman L. Lowery. There is no other family relationships between Mr. Norman D. Lowery and any director, executive officer, or person nominated or chosen by the Corporation to become a director or executive officer of the Company. The Company has not entered into any transactions with Mr. Norman D. Lowery that would require disclosure pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Item 7.01. Regulation FD Disclosure.

On October 20, 2023, the Corporation issued a press release announcing the executive officer transition involving Messrs. Norman L. Lowery and Norman D. Lowery. A copy of the press release is filed as Exhibit 99.1 hereto and incorporated by reference herein.

The information contained in Item 7.01, including Exhibit 99.1 furnished herewith, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities under that section, nor shall it be deemed incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, or into any filing or other document pursuant to the Exchange Act, except to the extent required by applicable law or regulation.

Item 9.01. Financial Statements and Exhibits

The exhibit to this report is as follows:

Exhibit Number
10.1	Employment Agreement, dated as of October 20, 2023 by and among First Financial Corporation, First Financial Bank, N.A. and Norman L. Lowery
10.2	Employment Agreement, dated as of October 20, 2023 by and among First Financial Corporation, First Financial Bank, N.A. and Norman L. Lowery
99.1	Press Release of First Financial Corporation dated October 20, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Financial Corporation

Dated October 20, 2023
/s/ Rodger A. McHargue
Rodger A. McHargue
Secretary/Treasurer and Chief Financial Officer